Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on the post-effective amendment No. 2 to Form S-3 (File No. 333-230259) of our report dated February 27, 2023 relating to the financial statements of United States Commodity Index Funds Trust (the “Trust”) and certain series of the Trust, including United States Commodity Index Fund and in the Registration Statement on Form S-1 (File No. 333-237184) of our report dated February 27, 2023 relating to the financial statements of United States Commodity Index Funds Trust (the “Trust”) and certain series of the Trust, including United States Copper Index Fund (collectively the “Funds”) as of December 31, 2022, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 and the effectiveness of the internal control over financial reporting of the Trust and certain series of the Trust, including the Funds, as of December 31, 2022, which appear in this Annual Report on Form 10-K of United States Commodity Index Funds Trust for the year ended December 31, 2022.

/s/ Spicer Jeffries LLP

Denver, Colorado

February 27, 2023